Press Release

Investor Contact:	Media Contact:

Kelly Blough	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-235-7700 x 81612	408-391-9408
kblough@fortinet.com	swheatley@fortinet.com

Fortinet Reports Fourth Quarter and Full Year 2016 Financial Results

Revenue and Billings Up 22% in Fourth Quarter
Company Improves Profitability on GAAP and non-GAAP Basis

Fourth Quarter 2016 Highlights
•Revenue of $362.8 million, up 22% year over year
•Billings of $463.4 million, up 22% year over year1
•GAAP diluted net income per share $0.14
•Non-GAAP diluted net income per share grew 67% year over year to $0.301
•Cash flow from operations of $101.0 million
•Free cash flow of $84.2 million1

•	Cash, cash equivalents and investments of $1.31 billion[2]

•	Deferred revenue of $1.04 billion, up 31% year over year

Full Year 2016 Highlights
•Revenue of $1.28 billion, up 26% year over year
•Billings of $1.52 billion, up 23% year over year1
•GAAP diluted net income per share $0.18
•Non-GAAP diluted net income per share grew 43% year over year to $0.731
•Cash flow from operations of $345.7 million
•Free cash flow of $278.5 million1

SUNNYVALE, Calif. - February 2, 2017 - Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“We are pleased with our strong finish to 2016, demonstrating our strong technology advantage and revenue growth,” said Ken Xie, founder, chairman and chief executive officer. “Our ability to provide a broad, powerful, and automated Security Fabric that protects all points in the network, from IoT to cloud, sets Fortinet apart. This technology advantage, combined with improvements in sales execution delivered strong results in the mid to large enterprise segments of the market and position us well for future growth.”

Financial Highlights for the Fourth Quarter of 2016

•
Revenue: Total revenue was $362.8 million for the fourth quarter of 2016, an increase of 22% compared to $296.5 million in the same quarter of 2015. Within total revenue, product revenue was $158.9 million, an increase of 10% compared to $144.8 million in the same quarter of 2015. Service revenue was $203.9 million, an increase of 34% compared to $151.8 million in the same quarter of 2015.

•	Billings[1]: Total billings were $463.4 million for the fourth quarter of 2016, an increase of 22% compared to $380.9 million in the same quarter of 2015.

•
Deferred Revenue: Total deferred revenue was $1.04 billion as of December 31, 2016, an increase of 31% compared to $791.3 million as of December 31, 2015. Total deferred revenue increased by $100.6 million compared to $934.8 million as of September 30, 2016.

•
Cash[2] and Cash Flow: As of December 31, 2016, cash, cash equivalents and investments were $1.31 billion, compared to $1.27 billion as of September 30, 2016. In the fourth quarter of 2016, cash flow from operations was $101.0 million compared to $68.6 million in the same quarter of 2015. Free cash flow[1] was $84.2 million during the fourth quarter of 2016 compared to $60.2 million in the same quarter of 2015.

•
GAAP Operating Income: GAAP operating income was $45.2 million for the fourth quarter of 2016, representing a GAAP operating margin of 12%. GAAP operating income was $12.9 million for the same quarter of 2015, representing a GAAP operating margin of 4%.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $81.1 million for the fourth quarter of 2016, representing a non-GAAP operating margin of 22%. Non-GAAP operating income was $47.6 million for the same quarter of 2015, representing a non-GAAP operating margin of 16%.

•
GAAP Net Income or Loss and Diluted Net Income or Loss Per Share: GAAP net income was $25.2 million for the fourth quarter of 2016, compared to GAAP net loss of $2.5 million for the same quarter of 2015. GAAP diluted net income per share was $0.14 for the fourth quarter of 2016, compared to GAAP diluted net loss per share of $0.01 for the same quarter of 2015.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $53.2 million for the fourth quarter of 2016, compared to non-GAAP net income of $32.4 million for the same quarter of 2015. Non-GAAP diluted net income per share was $0.30 for the fourth quarter of 2016, compared to $0.18 for the same quarter of 2015.

Financial Highlights for the Full Year 2016

•
Revenue: Total revenue was $1.28 billion for 2016, an increase of 26% compared to $1.01 billion in 2015. Within total revenue, product revenue was $548.1 million, an increase of 15% compared to $476.8 million in 2015. Service revenue was $727.3 million, an increase of 37% compared to $532.5 million in 2015.

•	Billings[1]: Total billings were $1.52 billion for 2016, an increase of 23% compared to $1.23 billion in 2015.

•	Cash Flow: In 2016, cash flow from operations was $345.7 million compared to $282.5 million in 2015. Free cash flow[1] was $278.5 million in 2016 compared to $245.2 million in 2015.

•
GAAP Operating Income: GAAP operating income was $42.9 million for 2016, representing a GAAP operating margin of 3%. GAAP operating income was $14.9 million for 2015, representing a GAAP operating margin of 1%.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $193.1 million for 2016, representing a non-GAAP operating margin of 15%. Non-GAAP operating income was $133.3 million for 2015, representing a non-GAAP operating margin of 13%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $32.2 million for 2016, compared to GAAP net income of $8.0 million for 2015. GAAP diluted net income per share was $0.18 for 2016, compared to $0.05 for 2015.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $129.5 million for 2016, compared to non-GAAP net income of $89.4 million for 2015. Non-GAAP diluted net income per share was $0.73 for 2016, compared to $0.51 for 2015.

1 A reconciliation of GAAP to non-GAAP financial and liquidity measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 During the fourth quarter and year ended December 31, 2016, we repurchased $35.8 million and $110.8 million, respectively, of our common stock under our share repurchase program. During the fourth quarter and year ended December 31, 2015, we repurchased $60.0 million of our common stock under our share repurchase program.

Conference Call Details
Fortinet will host a conference call today, February 2, 2017, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 40971273. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through February 9, 2017, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 40971273.

Following Fortinet's financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 40987500. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through February 9, 2017 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 40987500.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. More than 300,000 customers worldwide trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.
# # #
Copyright © 2017 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our ability to continue to grow in the future and our positioning for future growth. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; global economic conditions; regional and country-specific economic challenges and conditions, and foreign currency risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales cycles, particularly for larger enterprise customers; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; sales and marketing execution risks; execution risks around new product development and introductions and innovation; risks of slowing growth in the security market in general; litigation, disputes and investigations and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; pricing pressure; risks related to integrating acquisitions; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial and liquidity measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Billings (Non-GAAP). We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue and are impacted by the term of security and support agreements. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Free cash flow (Non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures such as purchases of real estate and other property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after capital expenditures, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparison of our operating results to those of our peer companies. A limitation of using free cash flow rather than the GAAP measure of net cash provided by operating activities as a means for evaluating liquidity is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because it excludes cash provided by or used for other investing and financing activities. Management accounts for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, and, when applicable, other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the items noted above so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income instead of operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes the items noted above. Stock-based compensation has been and will continue to be, for the foreseeable future, a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees’ compensation and may impact their performance. Third, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that peer companies exclude when they report their non-GAAP results of operations. Management accounts for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus the items noted above under non-GAAP operating income and operating margin, including a tax adjustment to achieve our effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a more complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP tax rate. We believe the non-GAAP effective tax rates we use are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We account for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$709,003	$543,277
Short-term investments	376,522	348,074
Accounts receivable—net	312,998	259,563
Inventory	106,887	83,868
Prepaid expenses and other current assets	33,306	35,761
Total current assets	1,538,716	1,270,543
LONG-TERM INVESTMENTS	224,983	272,959
DEFERRED TAX ASSETS	182,745	119,216
PROPERTY AND EQUIPMENT—net	137,249	91,067
OTHER INTANGIBLE ASSETS—net	24,828	17,640
GOODWILL	14,553	4,692
OTHER ASSETS	16,867	14,393
TOTAL ASSETS	$2,139,941	$1,790,510
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,732	$61,500
Accrued liabilities	35,640	33,028
Accrued payroll and compensation	78,138	61,111
Income taxes payable	13,588	8,379
Deferred revenue	645,342	514,652
Total current liabilities	829,440	678,670
DEFERRED REVENUE	390,007	276,651
INCOME TAX LIABILITIES	68,551	60,624
OTHER LIABILITIES	14,262	19,188
Total liabilities	1,302,260	1,035,133
STOCKHOLDERS' EQUITY:
Common stock	173	171
Additional paid-in capital	800,653	687,658
Accumulated other comprehensive loss	(765)	(933)
Retained earnings	37,620	68,481
Total stockholders’ equity	837,681	755,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,139,941	$1,790,510

FORTINET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
REVENUE:
Product	$158,925	$144,759	$548,110	$476,782
Service	203,905	151,770	727,333	532,486
Total revenue	362,830	296,529	1,275,443	1,009,268
COST OF REVENUE:
Product [1]	56,616	55,466	208,984	190,398
Service [1]	34,275	26,510	128,853	96,379
Total cost of revenue	90,891	81,976	337,837	286,777
GROSS PROFIT:
Product	102,309	89,293	339,126	286,384
Service	169,630	125,260	598,480	436,107
Total gross profit	271,939	214,553	937,606	722,491
OPERATING EXPENSES:
Research and development [1]	45,589	42,814	183,084	158,129
Sales and marketing [1]	162,873	136,840	626,501	470,371
General and administrative [1]	17,451	20,315	81,080	71,514
Restructuring charges	833	1,717	3,997	7,600
Total operating expenses	226,746	201,686	894,662	707,614
OPERATING INCOME	45,193	12,867	42,944	14,877
INTEREST INCOME	1,964	1,176	7,303	5,295
OTHER EXPENSE—net	(3,650)	(1,007)	(7,099)	(3,167)
INCOME BEFORE INCOME TAXES	43,507	13,036	43,148	17,005
PROVISION FOR INCOME TAXES	18,341	15,570	10,961	9,018
NET INCOME (LOSS)	$25,166	$(2,534)	$32,187	$7,987
Net income (loss) per share:
Basic	$0.15	$(0.01)	$0.19	$0.05
Diluted	$0.14	$(0.01)	$0.18	$0.05
Weighted-average shares outstanding:
Basic	173,315	171,831	172,621	170,385
Diluted	176,679	171,831	176,338	176,141

[1] Includes stock-based compensation as follows:
Cost of product revenue	$313	$332	$1,200	$973
Cost of service revenue	2,276	1,980	8,771	7,121
Research and development	7,871	7,194	30,120	24,555
Sales and marketing	17,930	14,954	68,113	49,436
General and administrative	3,691	3,627	14,219	13,003
	$32,081	$28,087	$122,423	$95,088

FORTINET, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income (loss)	$25,166	$(2,534)	$32,187	$7,987
Other comprehensive income (loss):
Unrealized gains (losses) on investments	(1,411)	(1,297)	258	(897)
Tax provision (benefit) related to items of other comprehensive income (loss)	(493)	(454)	90	(313)
Other comprehensive income (loss)—net of taxes	(918)	(843)	168	(584)
Comprehensive income (loss)	$24,248	$(3,377)	$32,355	$7,403

FORTINET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$25,166	$(2,534)	$32,187	$7,987
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,624	9,383	48,520	31,589
Amortization of investment premiums	952	1,687	4,780	7,457
Stock-based compensation	32,081	28,087	122,423	95,088
Other non-cash items—net	(2,202)	1,285	2,644	3,391
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable—net	(70,663)	(86,125)	(57,875)	(66,464)
Inventory	(18,468)	(6,661)	(43,023)	(19,088)
Deferred tax assets	7,183	(1,554)	(27,822)	(29,851)
Prepaid expenses and other current assets	(1,685)	5,176	2,616	(2,630)
Other assets	243	931	(2,352)	667
Accounts payable	1,623	7,325	39	(2,517)
Accrued liabilities	(3,808)	4,179	(3,210)	883
Accrued payroll and compensation	12,443	13,196	15,696	11,301
Other liabilities	(1,894)	3,247	(5,013)	2,016
Deferred revenue	100,094	84,317	242,961	222,346
Income taxes payable	6,348	6,619	13,137	20,372
Net cash provided by operating activities	101,037	68,558	345,708	282,547
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(103,035)	(130,216)	(473,608)	(459,903)
Sales of investments	6,506	12,516	28,311	47,900
Maturities of investments	115,484	122,163	460,443	486,419
Purchases of property and equipment	(16,863)	(8,345)	(67,182)	(37,358)
Payments made in connection with business acquisitions— net of cash acquired	—	—	(22,087)	(38,025)
Net cash provided by (used in) investing activities	2,092	(3,882)	(74,123)	(967)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,569	3,771	44,861	67,314
Taxes paid related to net share settlement of equity awards	(8,380)	(5,882)	(38,266)	(28,871)
Repurchase and retirement of common stock	(35,828)	(60,000)	(110,828)	(60,000)
Payments of debt assumed in business acquisition	—	—	(1,626)	—
Net cash used in financing activities	(41,639)	(62,111)	(105,859)	(21,557)
NET INCREASE IN CASH AND CASH EQUIVALENTS	61,490	2,565	165,726	260,023
CASH AND CASH EQUIVALENTS—Beginning of period	647,513	540,712	543,277	283,254
CASH AND CASH EQUIVALENTS—End of period	$709,003	$543,277	$709,003	$543,277

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net cash provided by operating activities	$101,037	$68,558	$345,708	$282,547
Less purchases of property and equipment	(16,863)	(8,345)	(67,182)	(37,358)
Free cash flow	$84,174	$60,213	$278,526	$245,189

Reconciliation of GAAP operating income to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended December 31, 2016				Three Months Ended December 31, 2015
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income	$45,193	$35,936	(a)	$81,129	$12,867	$34,712	(b)	$47,579
Operating margin	12%			22%	4%			16%
Adjustments:
Stock-based compensation		32,081				28,087
Amortization of acquired intangible assets		3,022				1,319
ERP-related expenses		—				1,558
Acquisition-related charges		—				451
Inventory fair value adjustment amortization		—				1,580
Restructuring charges		833				1,717
Tax adjustment		(7,875)	(c)			213	(c)
Net income (loss)	$25,166	$28,061		$53,227	$(2,534)	$34,925		$32,391
Diluted net income (loss) per share	$0.14			$0.30	$(0.01)			$0.18
Shares used in diluted net income per share calculations	176,679			176,679	171,831			176,657

(a) To exclude $32.1 million of stock-based compensation, $3.0 million of amortization of acquired intangible assets, and $0.8 million of restructuring charges in the three months ended December 31, 2016.
(b) To exclude $28.1 million of stock-based compensation, $1.3 million of amortization of acquired intangible assets, $1.6 million of ERP-related expenses, $0.5 million of acquisition-related charges, $1.6 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition, and $1.7 million of restructuring charges in the three months ended December 31, 2015.
(c) Non-GAAP financial information is adjusted to achieve an overall 33% percent and 34% percent effective tax rate in 2016 and 2015, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

	Year Ended December 31, 2016				Year Ended December 31, 2015
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income	$42,944	$150,186	(a)	$193,130	$14,877	$118,447	(b)	$133,324
Operating margin	3%			15%	1%			13%
Adjustments:
Stock-based compensation		122,423				95,088
Impairment of acquired intangible assets		—				1,593
Amortization of acquired intangible assets		9,308				3,126
ERP-related expenses		13,362				5,426
Acquisition-related charges		254				2,732
Inventory fair value adjustment amortization		842				2,882
Restructuring charges		3,997				7,600
Tax adjustment		(52,839)	(c)			(37,036)	(c)
Net income	$32,187	$97,347		$129,534	$7,987	$81,411		$89,398
Diluted net income per share	$0.18			$0.73	$0.05			$0.51
Shares used in diluted net income per share calculations	176,338			176,338	176,141			176,141

(a) To exclude $122.4 million of stock-based compensation, $9.3 million of amortization of acquired intangible assets, $13.4 million of ERP-related expenses, $0.3 million of acquisition-related charges, $0.8 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition, and $4.0 million of restructuring charges in 2016.
(b) To exclude $95.1 million of stock-based compensation, $1.6 million of impairment of acquired intangible assets, $3.1 million of amortization of acquired intangible assets, $5.4 million of ERP-related expenses, $2.7 million of acquisition-related charges, $2.9 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition, and $7.6 million of restructuring charges in 2015.
(c) Non-GAAP financial information is adjusted to achieve an overall 33% percent and 34% percent effective tax rate in 2016 and 2015, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

Reconciliation of diluted weighted average shares outstanding used in the calculation of GAAP and non-GAAP earnings per share

		Three Months Ended		Year Ended
		December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Shares used in diluted net loss per share calculations - GAAP		176,679	171,831	176,338	176,141
Adjustment for diluted weighted average shares outstanding	(a)	—	4,826	—	—
Shares used in diluted net income per share calculations - Non-GAAP		176,679	176,657	176,338	176,141

(a) GAAP diluted weighted average shares outstanding differs from non-GAAP diluted weighted average shares outstanding in periods when we have a GAAP net loss and a non-GAAP net income. The adjustment for diluted weighted average shares outstanding represents the dilutive effect of employee equity incentive plan awards and is calculated by applying the treasury stock method.

Billings Reconciliation

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Total revenue	$362,830	$296,529	$1,275,443	$1,009,268
Add change in deferred revenue	100,557	84,392	244,046	232,546
Less deferred revenue balance acquired in business acquisition	—	—	(4,400)	(9,800)
Total billings	$463,387	$380,921	$1,515,089	$1,232,014